FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559 - 8154
Investor Relations Contact: Elyse Lorenzato (412) 352 -1423

MSA Safety Announces Strong First Quarter Results
Revenue growth, healthy order activity, and operating margin expansion provide a solid foundation to start the year

PITTSBURGH, April 29, 2020 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the first quarter of 2020.

Quarterly Highlights

•	Revenue was $341 million, increasing 5 percent from a year ago on a reported basis and 7 percent on a constant currency basis.

•
GAAP operating income was $59 million or 17.2 percent of sales, compared to $32 million or 9.9 percent of sales in the same period a year ago. Adjusted operating income was $64 million or 18.7 percent of sales, compared to $58 million or 17.9 percent of sales in the same period a year ago, driven by gross margin expansion and operating expense leverage.

•
GAAP earnings were $44 million or $1.11 per diluted share, compared to $23 million or $0.59 per diluted share in the same period a year ago. Adjusted earnings were $46 million or $1.18 per diluted share, compared to $44 million or $1.14 per diluted share in the same period a year ago. Adjusted earnings include $0.04 per share of headwind from higher non-cash pension expense, in line with the company's expectations.

•
MSA's debt balance was $372 million at quarter end, reflecting 1.3x adjusted EBITDA on a gross basis or 0.8x adjusted EBITDA on a net basis. With more than $120 million in cash and significant room available under its current debt covenants, the company has ample liquidity and flexibility to maintain its balanced capital allocation strategy.

•
In response to the COVID-19 outbreak, MSA has donated more than 140,000 disposable respirator masks - sourced from third parties - to various medical institutions around the world. In addition to supporting the communities where MSA operates, the company‘s pandemic response plan includes four key priorities: protecting the health and safety of MSA associates, enabling business continuity, expanding manufacturing capacity of MSA’s existing air-purifying respirator portfolio, and managing its operating expenses and capital structure.

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Comments from Management
“Our first quarter results reflected strong execution and our global associates’ dedication to MSA’s mission as a safety leader,” commented Nish Vartanian, MSA President and CEO. “Against the backdrop of the COVID-19 outbreak, the MSA team was able to deliver a record first quarter which included 7 percent revenue growth and incremental margins over 35 percent. I'm particularly proud of our team's ability to deliver that level of performance while also enacting a comprehensive response plan that positions MSA to navigate this challenging time and the uncertainties associated with the COVID-19 landscape.”

Mr. Vartanian commented that the company’s quarterly revenue growth reflects strong returns on its research and development projects as well as a diversified product portfolio. “Our market leading innovations supported growth across our core products, while higher levels of demand for air-purifying respirators demonstrated the defensive nature of our product offering," he said. "In response to the global shortage of personal protective equipment, we are making investments to significantly ramp up manufacturing capacity associated with the air-purifying respirator side of our business.”

Returns from restructuring programs continued to drive MSA’s profitability improvements, particularly in its International segment where adjusted operating margin increased by 170 basis points in the quarter. “Our previous restructuring investments were designed to enable a streamlined cost structure in our International business. It’s encouraging to see the momentum as we continue to improve our segment profitability profile,” he said.

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For the month of April, MSA’s total order pace remained healthy as strong demand for respirators and firefighter safety products more than offset a downturn in short cycle industrial-based products. "While we expect a challenging environment in the near term for certain key end markets, we continue to manage through this crisis alongside our customers, supply chain partners and communities. Our ongoing focus on managing our cost structure, maintaining a strong balance sheet, and leveraging our diversified portfolio positions us well to continue to fulfill our mission of protecting worker health and safety. Through these unprecedented times, the MSA mission is more relevant than ever. My thanks and appreciation go out to each of our 5,000 associates around the world, who are living that mission every day and doing all they can to help us create a safer world for all," Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019

Net sales	$341,145	$326,038
Cost of products sold	183,786	176,056
Gross profit	157,359	149,982

Selling, general and administrative	80,237	78,429
Research and development	14,112	13,705
Restructuring charges	2,007	5,831
Currency exchange losses, net (a)	270	16,961
Product liability expense	1,951	2,896
Operating income	58,782	32,160

Interest expense	3,144	2,360
Other income, net	(1,259)	(2,579)
Total other expense (income), net	1,885	(219)

Income before income taxes	56,897	32,379
Provision for income taxes	13,095	9,003
Net income	43,802	23,376
Net income attributable to noncontrolling interests	(128)	(144)
Net income attributable to MSA Safety Incorporated	$43,674	$23,232

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$1.12	$0.60
Diluted	$1.11	$0.59

Basic shares outstanding	38,824	38,536
Diluted shares outstanding	39,352	39,084
(a) 2019 currency exchange losses includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$122,629	$152,195
Trade receivables, net	263,002	255,082
Inventories	195,647	185,027
Notes receivable, insurance companies	3,706	3,676
Other current assets	118,796	97,383
Total current assets	703,780	693,363

Property, net	163,141	167,038
Operating lease assets, net	48,341	51,675
Prepaid pension cost	78,512	75,066
Goodwill	430,114	436,679
Notes receivable, insurance companies, noncurrent	52,662	52,336
Insurance receivable, noncurrent	53,527	56,169
Other noncurrent assets	200,849	207,367
Total assets	$1,730,926	$1,739,693

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,000	$20,000
Accounts payable	89,062	89,120
Other current liabilities	155,156	168,389
Total current liabilities	264,218	277,509

Long-term debt, net	351,592	328,394
Pensions and other employee benefits	184,179	186,697
Noncurrent operating lease liabilities	39,857	42,632
Deferred tax liabilities	10,069	9,787
Product liability and other noncurrent liabilities	161,629	162,101
Total shareholders' equity	719,382	732,573
Total liabilities and shareholders' equity	$1,730,926	$1,739,693

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019

Net income	$43,802	$23,376
Depreciation and amortization	9,640	9,326
Change in working capital and other operating	(39,835)	(31,485)
Cash flow from operating activities	13,607	1,217

Capital expenditures	(6,562)	(4,897)
Change in short-term investments	(19,612)	(18,941)
Property disposals	92	12
Cash flow used in investing activities	(26,082)	(23,826)

Change in debt	28,000	14,091
Cash dividends paid	(16,331)	(14,652)
Company stock purchases under repurchase program	(20,113)	—
Other financing	(4,884)	(5,981)
Cash flow used in financing activities	(13,328)	(6,542)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,756)	(3,221)

Decrease in cash, cash equivalents and restricted cash	$(29,559)	$(32,372)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2020
Sales to external customers	$231,253	$109,892	$—	$341,145
Operating income				58,782
Operating margin %				17.2%
Restructuring charges				2,007
Currency exchange losses, net				270
Product liability expense				1,951
Strategic transaction costs				97
COVID-19 related costs				757
Adjusted operating income (loss)	59,807	12,671	(8,614)	63,864
Adjusted operating margin %	25.9%	11.5%		18.7%
Depreciation and amortization				9,640
Adjusted EBITDA	66,257	15,765	(8,518)	73,504
Adjusted EBITDA %	28.7%	14.3%		21.5%

Three Months Ended March 31, 2019
Sales to external customers	$213,687	$112,351	$—	$326,038
Operating income				32,160
Operating margin %				9.9%
Restructuring charges				5,831
Currency exchange losses, net				16,961
Product liability expense				2,896
Strategic transaction costs				456
Adjusted operating income (loss)	54,803	11,040	(7,539)	58,304
Adjusted operating margin %	25.6%	9.8%		17.9%
Depreciation and amortization				9,326
Adjusted EBITDA	60,900	14,171	(7,441)	67,630
Adjusted EBITDA %	28.5%	12.6%		20.7%
The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, strategic transaction costs and COVID-19 related costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended March 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	1%	(2)%	(1)%	1%	16%	(9)%	2%	22%	5%
Plus: Currency translation effects	1%	—%	4%	2%	1%	3%	2%	5%	2%
Constant currency sales change	2%	(2)%	3%	3%	17%	(6)%	4%	27%	7%

* Non-Core Sales include Air-Purifying Respirators.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended March 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	4%	—%	(1)%	2%	25%	(1)%	5%	33%	8%
Plus: Currency translation effects	—%	—%	4%	2%	1%	2%	2%	4%	2%
Constant currency sales change	4%	—%	3%	4%	26%	1%	7%	37%	10%

* Non-Core Sales include Air-Purifying Respirators.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended March 31, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	(6)%	(13)%	(2)%	(2)%	4%	(20)%	(4)%	10%	(2)%
Plus: Currency translation effects	4%	3%	3%	2%	3%	2%	2%	4%	3%
Constant currency sales change	(2)%	(10)%	1%	—%	7%	(18)%	(2)%	14%	1%

* Non-Core Sales include Air-Purifying Respirators.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended March 31, 2020
	Consolidated	Americas	International
Fixed Gas and Flame Detection	17%	26%	7%
Industrial Head Protection	3%	3%	1%
Portable Gas Detection	3%	4%	—%
Breathing Apparatus	2%	4%	(2)%
Firefighter Helmets and Protective Apparel	(2)%	—%	(10)%
Fall Protection	(6)%	1%	(18)%
Core Sales	4%	7%	(2)%

Non-Core Sales *	27%	37%	14%

Net Sales	7%	10%	1%

* Non-Core Sales include Air-Purifying Respirators.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019	% Change

Net income attributable to MSA Safety Incorporated	$43,674	$23,232	88%
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	—	15,359
Tax benefit associated with ASU 2016-09: Improvements to employee share-based payment accounting	(1,271)	(2,422)
Subtotal	42,403	36,169	17%

Product liability expense	1,951	2,896
Restructuring charges	2,007	5,831
Strategic transaction costs	97	456
COVID-19 related costs	757	—
Currency exchange losses, net	270	1,602
Asset related losses, net	122	25
Income tax expense on adjustments	(1,301)	(2,594)
Adjusted earnings	$46,306	$44,385	4%

Adjusted earnings per diluted share	$1.18	$1.14	4%

(a) Included in Currency exchange losses, net on the Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended March 31,
2020
Operating income	$212,852
Restructuring charges	10,022
Currency exchange losses, net	3,123
Product liability expense	25,674
Strategic transaction costs	4,041
COVID-19 related costs	757
Depreciation and amortization	38,334
Adjusted EBITDA	$294,803

Total end-of-period debt	371,592

Debt to adjusted EBITDA	1.3

Total end-of-period debt	371,592
Total end-of-period cash and cash equivalents	122,629
Net debt	$248,963

Net debt to adjusted EBITDA	0.8

Management believes that Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the company’s liquidity and balance sheet strength. There can be no assurances that that MSA's definition of Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA is consistent with that of other companies.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2019 revenues of $1.4 billion, MSA employs approximately 5,000 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 20, 2020. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, debt to adjusted EBITDA ratio, net debt to adjusted EBITDA ratio, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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